                                                                   EXHIBIT 10.11

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                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     BETWEEN

                      JILL KELLY PRODUCTIONS HOLDING, INC.

                                       AND

                           THE PURCHASER(S) LISTED ON
                                SCHEDULE 1 HERETO

                              -------------------
                                 MARCH 26, 2004
                              -------------------

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

                                TABLE OF CONTENTS

ARTICLE I        CERTAIN DEFINITIONS...........................................................     1
      1.1      Certain Definitions.............................................................     1

ARTICLE II       PURCHASE AND SALE OF CONVERTIBLE PREFERRED SHARES.............................     4
      2.1      Purchase and Sale; Purchase Price...............................................     4
      2.2      Execution and Delivery of Documents; The Closing................................     5

ARTICLE III      REPRESENTATIONS AND WARRANTIES................................................     6
      3.1      Representations, Warranties and Agreements of the Company.......................     6
      3.2      Representations and Warranties of the Purchaser.................................     9

ARTICLE IV       OTHER AGREEMENTS OF THE PARTIES...............................................    12
      4.1      Manner of Offering..............................................................    12
      4.2      Notice of Certain Events........................................................    12
      4.3      Blue Sky Laws...................................................................    13
      4.4      Integration.....................................................................    13
      4.5      Furnishing of Rule 144(c) Materials.............................................    13
      4.6      Solicitation Materials..........................................................    13
      4.7      Listing of Common Stock.........................................................    13
      4.8      Attorney-in-Fact................................................................    13
      4.9      Indemnification.................................................................    14
      4.10     Notice and Consultation Before Securities Issuances.............................    16
      4.11     Purchaser's Ownership of Common Stock...........................................    16
      4.12     No Violation of Applicable Law..................................................    17
      4.13     Redemption Restrictions.........................................................    17
      4.14     Option for Additional Company Shares............................................    17

ARTICLE V        MISCELLANEOUS.................................................................    16
      5.1      Fees and Expenses...............................................................    18
      5.2      Entire Agreement................................................................    18
      5.3      Notices.........................................................................    18
      5.4      Amendments; Waivers.............................................................    19
      5.5      Headings........................................................................    19
      5.6      Successors and Assigns..........................................................    19
      5.7      No Third Party Beneficiaries....................................................    19
      5.8      Governing Law; Venue; Service of Process........................................    19
      5.9      Survival........................................................................    20
      5.10     Counterpart Signatures..........................................................    20
      5.11     Publicity.......................................................................    20
      5.12     Severability....................................................................    20
      5.13     Limitation of Remedies..........................................................    20
      5.14     Successors and Assigns..........................................................    20
      5.15     Legal Fees and Interest Default Rate............................................   209

LIST OF SCHEDULES:

Schedule 1        Purchaser(s)
Schedule 3.1(a)   Subsidiaries
Schedule 3.1(c)   Capitalization and Registration Rights
Schedule 3.1(d)   Equity and Equity Equivalent Securities
Schedule 3.1(e)   Conflicts
Schedule 3.1(f)   Consents and Approvals
Schedule 3.1(g)   Litigation
Schedule 3.1(h)   Defaults and Violations

LIST OF EXHIBITS:

Exhibit A   Certificate of Designation
Exhibit G   Power of Attorney
Exhibit I   Officer's Certificate
Exhibit J   Registration Rights Agreement
Exhibit K   Opinion of Counsel
Exhibit M   Escrow Agreement

      THIS CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 26, 2004, between Jill Kelly Productions Holding, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Company"), and the purchaser(s) listed on SCHEDULE 1 hereto (the "Purchaser").

      WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company six hundred thousand (600,000) shares of the Company's Series B 0 % Convertible Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), with a Stated Value of ten dollars ($10) per share, and an aggregate Stated Value of six million dollars ($6,000,000), for an aggregate purchase price of six million dollars ($6,000,000).

      IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                   ARTICLE I
                               CERTAIN DEFINITIONS

      1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

      "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

      "Armadillo Shares" means 3,191,489 of the Ordinary Shares of Armadillo Investments, Plc.

      "Attorney-in-Fact" means Gottbetter & Partners, LLP, 488 Madison Avenue, 12 Floor, New York, NY 10022; Tel: 212-400-6900; Fax: 212-400-6901.

      "Business Day" means any day except Saturday, Sunday and pay which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.

      "Certificate of Designation" means the Certificate of Designation of the Series B Preferred Stock annexed as EXHIBIT A hereto.

      "Change of Control" means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting shares of the Company.

      "Closing" shall have the meaning set forth in Section 2.2(a).

      "Closing Date" shall have the meaning set forth in Section 2.2(a).

      "Common Stock" means shares now or hereafter authorized of the class of common stock, $0.0001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

      "Company" shall have the meaning set forth in the introductory paragraph.

      "Control Person" shall have the meaning set forth in Section 4.11(a) hereof.

      "Conversion Date" shall have the meaning set forth in the Certificate of Designation.

      "Conversion Price" shall have the meaning set forth in the Certificate of Designation.

      "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Disclosure Documents" means the Company's reports filed under the Exchange Act with the SEC.

      "Escrow Agent" means Gottbetter & Partners, LLP, 488 Madison Avenue, 12 Floor, New York, NY 10022; Tel: 212-400-6900; Fax: 212-400-6901.

      "Event of Default" shall have the meaning set forth in Section 5.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Execution Date" means the date of this Agreement first written above.

      "Indemnified Party" shall have the meaning set forth in Section 4.11(b) hereof.

      "Indemnifying Party" shall have the meaning set forth in Section 4.11(b) hereof.

      "G&P" means Gottbetter & Partners, LLP.

      "Limitation on Conversion" shall have the meaning set forth in Section
4.13 hereof.

      "Losses" shall have the meaning set forth in Section 4.11(a) hereof.

      "Material" shall mean having a financial consequence in excess of $25,000.

      "Material Adverse Effect" shall have the meaning set forth in Section 3.1(a).

      "NASD" means the National Association of Securities Dealers, Inc.

      "Nasdaq" shall mean the Nasdaq Stock Market, Inc.(R)

      "Original Issue Date," shall have the meaning set forth in the Certificate of Designation.

      "OTCBB" shall mean the NASD over-the counter Bulletin Board(R).

      "Per Share Market Value" of the Common Stock means on any particular date
(a) the last sale price of shares of Common Stock on such date or, if no such sale takes place on such date, the last sale price on the most recent prior date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, the closing bid price per share as reported by Nasdaq, or
(c) if the Common Stock is not then listed or admitted to trading on the Nasdaq, the closing bid price per share of the Common Stock on such date as reported on the OTCBB or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (d) if the Common Stock is not quoted on the OTCBB, the closing bid price for a share of Common Stock on such date in the over-the-counter market as reported by the Pinksheets LLC (or similar organization or agency succeeding to its functions of reporting prices) or if there is no such price on such date, then the last bid price on the date nearest preceding such date, or (e) if the Common Stock is no longer publicly traded, the fair market value of a share of the Common Stock as determined by an Appraiser (as defined in the Certificate of Designation) selected in good faith by the holders of a majority of the Series B Preferred Stock; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      "Power of Attorney" means the power of attorney in the form of EXHIBIT G annexed hereto.

      "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "Purchase Price" shall have the meaning set forth in Section 2.1(b).

      "Purchaser" shall have the meaning set forth in the introductory paragraph.

      "Redemption Price" shall mean an amount equal to the Stated Value of the Shares outstanding that are subject to redemption.

      "Registration Rights Agreement" means the Registration Rights Agreement in the form of EXHIBIT J annexed hereto.

      "Reporting Issuer" means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

      "Required Approvals" shall have the meaning set forth in Section 3.1(f).

      "Securities" means the Shares, the Underlying Shares and the Option
Shares.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series B Preferred Stock" shall have the meaning set forth in the recital.

      "Shares" shall have the meaning set forth in Section 2.1(a).

      "Stated Value" means the sum of ten dollars ($10) per Share or six million dollars ($6,000,000) for all of the Shares.

      "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

      "Trading Day" means (a) a day on which the Common Stock is quoted on Nasdaq, the OTCBB or the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on Nasdaq, the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by the Pinksheets LLC (or any similar organization or agency succeeding its functions of reporting prices).

      "Transaction Documents" means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

      "Underlying Shares" means the shares of the Company's Common Stock into which the Shares are convertible as provided in the Certificate of Designation.

                                   ARTICLE II

                PURCHASE AND SALE OF CONVERTIBLE PREFERRED SHARES

      2.1 Purchase and Sale; Purchase Price.

            (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase six hundred thousand (600,000) shares of the Company's Series B 0 % Convertible Preferred Stock, $ .001 par value per share (the "Shares"). The Series B Preferred Stock shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation to be filed by the Company with the Secretary of State of Nevada prior to the Execution Date.

            (b) The purchase price for each Share shall be Ten Dollars ($10) (the "Per Share Consideration"). The Per Share Consideration multiplied by the number of Shares to be purchased by the Purchaser is referred to as the "Purchase Price."

            (c) The Purchase Price shall be paid by delivery to the Company of Three Million One Hundred Ninety One Thousand Four Hundred Eighty Nine (3,191,489) Ordinary Shares (the "Armadillo Shares") of Armadillo Investments, Plc. The number of Ordinary Shares to be issued will be based on the conversion rate in effect as of the close of business on the day preceding the closing of the transaction. For example, if the effective conversion rate is $1.88/(pound) 1, then Armadillo will issue $6,000,000/$1.88, or 3,191,489 Ordinary Shares.

            (d) Notwithstanding anything to the contrary contained in this Agreement, the Company's obligations hereunder shall be expressly contingent upon the Company selling the Armadillo Shares to a purchaser to be located by Purchaser simultaneously with receipt of the Armadillo Shares for a price not less than (pound) .50 per share.

      2.2 Execution and Delivery of Documents; The Closing.

            (a) The Closing of the purchase and sale of the Shares (the "Closing") shall take place simultaneously with the execution and delivery of this Agreement (the "Closing Date"). On the Closing Date,

                  (i) the Company shall execute and deliver to the Purchaser the certificates representing the Shares, which Shares shall have the respective rights, preferences and privileges as set forth in the Certificate of Designation annexed as EXHIBIT A hereto and the Power of Attorney;

                  (ii) the Company shall execute and deliver to the Purchaser a certificate of its President, in the form of EXHIBIT I annexed hereto, certifying that attached thereto is a copy of resolutions duly adopted by the Board of Directors of the Company authorizing the Company to execute and deliver the Transaction Documents and to enter into the transactions contemplated thereby;

                  (iii) the Company shall execute and deliver to Purchaser an executed Power of Attorney in the form annexed hereto as EXHIBIT G;

                  (iv) the Company and the Purchaser shall execute and deliver to each other an executed Registration Rights Agreement in the form annexed hereto as EXHIBIT J:

                  (v) counsel for the Company shall execute and deliver to the Purchaser an executed copy of the opinion of counsel annexed hereto as EXHIBIT K;

                  (vi) the Company, the Escrow Agent and the Purchaser shall execute and deliver to each other an executed Escrow Agreement in the form annexed hereto as EXHIBIT M:

                  (vi) the Purchaser shall deliver to the Company the Armadillo Shares.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser, all of which shall survive the Closing:

            (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on SCHEDULE 3.1(a) attached hereto (collectively, the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

            (b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on SCHEDULE 3.1(c). No shares of the Series B Preferred Stock have been issued as of the date hereof. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement. Except as disclosed in SCHEDULE 3.1(c), there are no outstanding options, warrants, script, rights to subscribe to, registration rights, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Series B Preferred Stock hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, bylaws or other charter documents.

            (d) Issuance of Securities. The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company has and at all times while the Shares are outstanding will continue to maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation. When issued in accordance with the terms hereof, the Underlying Shares and the Option Shares will be duly authorized, validly issued, fully paid and non-assessable. Except as set forth in SCHEDULE 3.1(d) hereto, there is no equity or equity equivalent security outstanding that is substantially similar to the Shares, including any security having a floating conversion price substantially similar to the Shares.

            (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

            (f) Consents and Approvals. Except as specifically set forth in
SCHEDULE 3.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents, except for the filing of the Certificate of Designation with respect to the Series B Preferred Stock with the Secretary of State of the State of Nevada, which filing shall be effected prior to the Closing Date (together with the consents, waivers, authorizations, orders, notices and filings referred to in SCHEDULE 3.1(f), the "Required Approvals").

            (g) Litigation; Proceedings. Except as specifically disclosed in
SCHEDULE 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which
(i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents, the Shares or the Underlying Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

            (h) No Default or Violation. Except as set forth in SCHEDULE 3.1(h) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

            (i) Intentionally omitted.

            (j) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (k) Non-Registered Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

            (l) Placing Agent. The Company accepts and agrees that Dungarvon Associates, Inc. ("Dungarvon") is acting for the Purchaser and does not regard any person other than the Purchaser as its customer in relation to this Agreement, and that it has not made any recommendation to the Company, in relation to this Agreement and is not advising the Company, with regard to the suitability or merits of the Armadillo Shares and in particular Dungarvon has no duties or responsibilities to the Company for the best execution of the transaction contemplated by this Agreement.

            (m) Private Placement Representations. The Company (i) has received and carefully reviewed such information and documentation relating to the Purchaser that the Company has requested, including, without limitation, the Purchaser's Confidential Private Offering Memorandum dated January 1, 2004 (the "Private Placement Memorandum; (ii) has had a reasonable opportunity to ask questions of and receive answers from the Purchaser concerning the Armadillo Shares, and all such questions, if any, have been answered to the full satisfaction of the Company; (iii) has such knowledge and expertise in financial and business matters that it is capable of evaluating the merits and risks involved in an investment in the Armadillo Shares; (iii) understands that Armadillo has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder is applicable to the offer and sale of the Armadillo Shares, based, in part, upon the representations, warranties and agreements made by the Company herein; and
(iv) except as set forth herein, no representations or warranties have been made to the Company by the Purchaser or any agent, employee or affiliate of the Purchaser and in entering into this transaction the Company is not relying upon any information, other than the results of independent investigation by the Company.

The Purchaser acknowledges and agrees that the Company makes no representation or warranty with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof.

      3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

            (a) Organization; Authority. The Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The acquisition of the Shares to be purchased by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

            (b) Investment Intent. The Purchaser is acquiring the Shares to be purchased by it hereunder, and will acquire the Underlying Shares relating to such Shares, and the Option

Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Underlying Shares or Option Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Underlying Shares or Option Shares in compliance with applicable federal and state securities laws.

            (c) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Securities to be acquired by it hereunder, and has so evaluated the merits and risks of such investment.

            (d) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Securities to be acquired by it hereunder and, at the present time, is able to afford a complete loss of such investment.

            (e) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Securities offered hereunder and the merits and risks of investing in such securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that it has received about the Company.

            (f) Reliance. The Purchaser understands and acknowledges that (i) the Shares, Underlying Shares and Option Shares being offered and sold to it hereunder are being offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

            (g) Regulation S.

                  (i) The Purchaser understands and acknowledges that (A) the Shares acquired pursuant to this Agreement have not been registered under the Securites Act, are being sold in reliance upon an exemption from registration afforded by Regulation S; and that such Shares have not been registered with any state Securites commission or authority; (B) pursuant to the requirements of Regulation S, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation S and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) other than as set forth in this Agreement between the Company and the Purchaser, the Company is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

                  (ii) (A) The Purchaser is not a U.S. person and is not acquiring the Shares for the account of any U.S. person; (B) if a corporation, it is not organized or incorporated under the laws of the United States; (C) if a corporation, no director or executive officer is a national or citizen of the United States; and (D) it is not otherwise deemed to be a "U.S. Person" within the meaning of Regulation S.

                  (iii) The Purchaser, was not formed specifically for the purpose of acquiring the Shares purchased pursuant to this Agreement.

                  (iv) The Purchaser is purchasing the Shares for its own account and risk and not for the account or benefit of a U.S. Person as defined in Regulation S and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The Purchaser understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Shares Act and any state Shares acts, if applicable.

                  (v) The Purchaser will, after the expiration of the Restricted Period, as set forth under Regulation S Rule 903(b)(3)(iii)(A), offer, sell, pledge or otherwise transfer the Shares only in accordance with Regulation S, or pursuant to an available exemption under the Securities Act and, in any case, in accordance with applicable state Securities laws. The transactions contemplated by this Subscription Agreement have neither been pre-arranged with a purchaser who is in the United States or who is a U.S. Person, nor are they part of a plan or scheme to evade the registration provisions of the United States federal securities laws.

                  (vi) The offer leading to the sale evidenced hereby was made in an "offshore transaction." For purposes of Regulation S, the Purchaser understands that an "offshore transaction" as defined under Regulation S is any offer or sale not made to a person in the United States and either (A) at the time the buy order is originated, the purchaser is outside the United States, or the seller or any person acting on his behalf reasonably believes that the purchaser is outside the United States; or (B) for purposes of (1) Rule 903 of Regulation S, the transaction is executed in, or on or through a physical trading floor of an established foreign exchange that is located outside the United States or (2) Rule 904 of Regulation S, the transaction is executed in, on or through the facilities of a designated offshore securities market, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States.

                  (vii) Neither the Purchaser nor any affiliate of the Purchaser or any person acting on its behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares being purchased hereby.

                  (viii) The Purchaser understands that the Company is the seller of the Shares which are the subject of this Agreement, and that, for purpose of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement, in the distribution of securities offered or sold in reliance on Regulation

S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. The Purchaser agrees that it will not, during the Restricted Period set forth under Rule 903(b)(iii)(A), act as a distributor, either directly or though any affiliate, nor shall it sell, transfer, hypothecate or otherwise convey the Shares other than to a non-U.S. Person.

                  (ix) The Purchaser acknowledges that the Shares will bear a legend in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

      The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Manner of Offering. The Shares are being issued pursuant to section 4(2) of the Securities Act and Regulation S thereunder. The Armadillo shares are being issued pursuant to section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

      4.2 Notice of Certain Events. The Company shall, on a continuing basis,
(i) advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares or the Underlying Shares, for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Securities under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Securities under any such laws, and use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

      4.3 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the exemption from registration of the Securities under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified. The Company agrees that it will execute all necessary documents and pay all necessary state filing or notice fees to enable the Company to sell the Securities to the Purchasers.

      4.4 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

      4.5 Furnishing of Rule 144(c) Materials. The Company shall, for so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of the Securities ("Holder" or "Holders") in connection with any sale thereof and any prospective purchaser of such Securities from such Person, such information in accordance with Rule 144(c) promulgated under the Securities Act as is required to sell the Securities under Rule 144 promulgated under the Securities Act.

      4.6 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares or Underlying Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares or Underlying Shares by means of any form of general solicitation or advertising.

      4.7 Listing of Common Stock. If the Common Stock is or shall become listed on the OTCBB or on another exchange, the Company shall (a) use its best efforts to maintain the listing of its Common Stock on the OTCBB or such other exchange on which the Common Stock is then listed until expiration of the periods during which the Shares may be converted and (b) shall provide to the Purchaser evidence of such listing.

      4.8 Attorney-in-Fact. For the sole purpose of effectuating the terms and provisions of this Agreement and the Certificate of Designation, the Company hereby agrees to give a power of attorney to G&P as is evidenced by EXHIBIT G annexed hereto. All acts done under such power of attorney are hereby ratified and approved and neither the Attorney-in-Fact nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law, as long as the Attorney-in-Fact is operating within the scope of the power of attorney and this Agreement and its exhibits. The power of attorney, being coupled with an interest, shall be irrevocable while any of the Shares remain unconverted, or any portion of this Agreement remains unsatisfied. In addition, the Company shall give the Attorney-in-Fact resolutions executed by the Board of Directors of the Company which authorize transfers of the Shares and future issuances of the Underlying Shares for the Shares, and which resolutions state that they are irrevocable while any of the Shares remain unconverted, or any portion of this Agreement remains unsatisfied.

      4.9 Indemnification.

            (a) Indemnification

                  (i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser and its officers, directors, agents, employees and affiliates, each Person who controls or the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a "Control Person") and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

                  (ii) The Purchaser shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

            (b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

            All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

            No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

            (c) Contribution. If a claim for indemnification under this Section is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section would apply by its terms (other than by reason of exceptions provided in this Section), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other and the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether there was a judicial determination that such Losses arise in part out of the negligence or bad faith of the Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or the Indemnified Party's breach of its obligations under this Agreement. The amount paid or payable by a party as a result of any

Losses shall be deemed to include any attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party.

            (d) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

      4.10 Notice and Consultation Before Securities Issuances.. Until such time as Purchaser shall have sold all of the Shares and the Underlying Shares, the Company shall not offer or issue any equity, equity equivalent security or debt that with a floating conversion price, or any equity lines of credit (the "New Securities"), without first giving thirty (30) days notice thereof to the Purchaser and thereafter consulting in good faith with the Purchaser concerning such issuance. After such consultation between the Company and the Purchaser, the Company may offer or sell the New Securities on such terms and conditions as the Company deems appropriate. Purchaser shall keep all information concerning the New Securities confidential and shall not trade any of the Company's securities until information about the New Securities is publicly disclosed or the Company advises the Purchaser that it has determined not to issue the New Securities.

      4.11 Purchaser's Ownership of Common Stock. In addition to and not in lieu of the limitations on conversion set forth in the Certificate of Designation, the conversion and exercise rights of the Purchaser set forth in the Certificate of Designation shall be limited, solely to the extent required, from time to time, such that, unless the Purchaser gives written notice seventy five (75) days in advance to the Company of the Purchaser's intention to exceed the Limitation on Conversion as defined herein, with respect to all or a specified amount of the Shares and the corresponding number of the Underlying Shares, in no instance shall the maximum number of shares of Common Stock which the Purchaser (singularly, together with any Persons who in the determination of the Purchaser, together with the Purchaser, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Shares exceed, at any one time, an amount equal to four and ninety nine one hundredths percent (4.99%) of the then issued and outstanding shares of Common Stock of the Company following such conversion (the foregoing being herein referred to as the "Limitation on Conversion"); provided, however, that the Limitation on Conversion shall not apply to any forced or automatic conversion pursuant to this agreement or the Certificate of Designation; and provided, further that if the Purchaser shall have declared an Event of Default and, if a cure period is provided, the Company shall not have properly and fully cured such Event of Default within any such cure period, the provisions of this
Section 4.13 shall be null and void from and after such date. The Company shall, promptly upon its receipt of a Notice of Conversion tendered by the Purchaser (or its sole designee) for the Shares, as applicable, notify the Purchaser by telephone and by facsimile of the number of shares of Common Stock outstanding on such date and the number of Underlying Shares which would be issuable to the Purchaser (or its sole designee, as the case may be) if the conversion requested in such Notice of Conversion or exercise requested in such Notice of Exercise were effected in full, whereupon, in accordance with the Certificate of Designation and notwithstanding anything to the contrary set forth therein, the Purchaser may within one (1) Business Day of its receipt of the Company notice required by this Section 4.13 by facsimile revoke such conversion or exercise to the extent (in whole or in part) that the Purchaser determines that such conversion or exercise would result in the ownership by the Purchaser of shares of Common Stock in excess of the Limitation on Conversion.

      4.12 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of the Shares otherwise required under this Agreement or the Certificate of Designation would be prohibited by the relevant provisions of Nevada law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall accrue in accordance with
Section 4.14.

      4.13 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of the Shares otherwise required under this Agreement or the Certificate of Designation would be prohibited in the absence of consent from any lender to the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after any such redemption is required. Interest payable by the Company with respect to any such redemption shall accrue in accordance with
Section 4.14 until such consent is obtained. Nothing contained in this Section
4.16 shall be construed as a waiver by the Purchaser of any rights they may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

      4.14 Option for Additional Company Shares. The Company hereby grants to Purchaser an option to acquire that number of shares of the Company's Common Stock (the "Option Shares"), such option to be exercisable during the thirty
(30) day period commencing on the date Purchaser completes the conversion of all of the Series B Preferred Stock (the "Conversion Completion Date"), equal to the difference, if a positive amount, between (a) the number of the Company's shares of Common Stock into which the original amount of the Series B Preferred Stock would have been convertible on the Closing Date at a conversion price equal to fifty percent (50%) of the Fixed Conversion Price (as defined in the Certificate of Designation) less (b) the aggregate number of the shares of Common Stock into which the original amount of the Series B Preferred Stock has actually been converted as of the Conversion Completion Date. The exercise price for the Option Shares shall be the Fixed Conversion Price. In case of any stock split, stock dividend, reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Option Share then outstanding shall have the right thereafter upon exercise to receive only such shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such stock split, stock dividend, reclassification, consolidation, merger, sale, transfer or share exchange (except in the event the property is cash, then the Purchaser shall have the right to exercise the Option Shares and receive cash in the same manner as other stockholders). In such event, if appropriate, the exercise price for the Option Shares shall be proportionately adjusted.

                                   ARTICLE V

                                  MISCELLANEOUS

      5.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares (and, upon conversion or exercise thereof, the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company agrees to pay a total Purchaser's counsel $5,000 for legal fees associated with the transactions contemplated by this Agreement, and $5,000 for escrow services pursuant to the Escrow Agreement, payable at or prior to Closing, and the reasonable disbursements of counsel in connection with the transactions contemplated by this Agreement. The Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Securities, (B) the exemption from registration of the Securities for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdictions, and (C) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Company.

      5.2 Entire Agreement This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

      5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

            If to the Company:      Jill Kelly Productions Holding, Inc.
                                    8923 Sunset Boulevard
                                    West Hollywood, CA 90069
                                    Attn:  _____________
                                    Tel:   (310) 360-7900
                                    Fax:   (310) 360-7933

            With copies to:         ____________________

                                    Tel: (703) 720-7011
                                    Fax: (703) 720-7399

            If to the Purchaser:    See SCHEDULE 1 attached hereto

            With copies to:         Gottbetter & Partners, LLP
                                    488 Madison Avenue, 12th Floor
                                    New York, NY 10022
                                    Attn:  Adam S. Gottbetter, Esq.
                                    Tel:  (212) 400-6900
                                    Fax:  (212) 400-6901

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 5.3.

      5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

      5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      5.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of New York. The parties hereto agree that the internal laws of the State of New York shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state and/or federal courts situate in the County and State of New York. Service of process in any action by the Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

      5.9 Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article V shall survive the Closing.

      5.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      5.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless counsel for the disclosing party deems such public statement to be required by applicable federal and/or state securities laws. Except as otherwise required by applicable law or regulation, the Company will not disclose to any third party (excluding its legal counsel, accountants and representatives) the names of the Purchaser.

      5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      5.13 Limitation of Remedies. With respect to claims by the Company or any person acting by or through the Company, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

      5.14 Successors and Assigns. This Agreement shall become effective when it is executed by the parties and shall thereafter be binding upon and enure to the benefit of the parties hereto and their permitted successors and assigns. This agreement and any of the rights, interests or obligations hereunder may be assigned by the Purchaser without the consent of the Company.

      5.15 Legal Fees and Interest Default Rate. In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney's fees, accountant's fees, appraiser's fees and investigative fees) incurred in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of ten percent (10%) per annum, compounded annually.

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

                           [ SIGNATURE PAGE FOLLOWS ]

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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

                                    Company:

                                    Jill Kelly Productions Holding, Inc.

                                    By:  /s/ Robert A. Friedland
                                         -------------------------------------
                                    Name:  Robert A. Friedland
                                    Title: Chief Executive Officer

                                    Purchaser:

                                    Dungarvon Associates, Inc., on behalf of Armadillo Investments, PLC

                                    By:   /s/ Daniel J. Kinder
                                          -------------------------------
                                    Name:  Daniel J. Kinder
                                    Title: Director

                                   Schedule 1

                                  Purchaser(s)

   Name and Address of        Purchase     No. of
        Purchaser               Price      Shares
--------------------------   -----------   -------
Armadillo Investments Plc.   $ 4,000,000   400,000
30 Farringdon Street
London
EC4A 4HJ
Fax: 011.44.20.7724.0090

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